Exhibit 10.2

TRANSACTION SUPPORT AGREEMENT

THIS AGREEMENT is made as of [●], 2022

BETWEEN:

The person executing this Agreement as “Securityholder” on the signature page hereof (the “Securityholder”);

- and -

Genesis Growth Tech Acquisition Corp., a Cayman Islands exempted company (“SPAC”).

RECITALS:

WHEREAS, on the date hereof, SPAC and Biolog-ID., a French société anonyme registered with the French Registry of commerce and companies under number 481 216 430 R.C.S. Nanterre (the “Company”), entered into a business combination agreement (the “Business Combination Agreement”), a copy of which has been provided to the Securityholder, pursuant to which, among other things, (i) SPAC will merge with and into the Company with the Company surviving as the surviving entity (the “Surviving Entity”) and (ii) each SPAC Shareholder, after giving effect to the SPAC Warrant Conversion will receive Company Ordinary Shares in exchange for its SPAC Ordinary Shares;

WHEREAS, the Securityholder is the holder of record and beneficial owner of the ordinary shares in the capital of the Company (the “Company Ordinary Shares”), and/or Class A preferred shares in the capital of the Company (the “Company Class A Preferred Shares”), and/or Class B preferred shares in the capital of the Company (the “Company Class B Preferred Shares” and together with the Company Class A Preferred Shares, the “Company Preferred Shares”) and/or warrants exercisable to purchase Company Ordinary Shares (the “Company Warrants”) and/or the Company Convertible Bonds on the Securityholder’s signature page hereto;

WHEREAS, concurrently with the execution of this Agreement and the Business Combination Agreement, each Company Securityholder has executed and delivered an agreement substantially in the same form and on the same terms as this Agreement;

WHEREAS, the Securityholder acknowledges that SPAC would not enter into the Business Combination Agreement but for the execution and delivery of this Agreement by the Securityholder; and

WHEREAS, this Agreement sets out the terms and conditions of the agreement of the Securityholder to abide by the covenants in respect of the Company Securities (as defined herein) and the other restrictions and covenants set forth herein.

NOW THEREFORE, in consideration of the premises and the covenants and agreements herein contained, the Parties agree as follows:

Article 1
INTERPRETATION

1.1	Definitions

Capitalized terms used, and not otherwise defined, herein have the meanings ascribed to them in the Business Combination Agreement. In this Agreement:

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person.

“Agreement” means this transaction support agreement.

“Business Combination Agreement” has the meaning set forth in the recitals of this Agreement.

“Company” has the meaning set forth in the recitals of this Agreement.

“Company Convertible Bonds” means any bonds or other instruments issued from time to time by the Company, convertible into Company Ordinary Shares pursuant to the terms thereof, in an aggregate principal amount not to exceed €20,000,000.

“Company Ordinary Shares” has the meaning set forth in the recitals of this Agreement.

“Company Preferred Shares” has the meaning set forth in the recitals of this Agreement.

“Company Securities” means the Company Shares, the Company Warrants and the Company Convertible Bonds.

“Company Securityholder Meeting” has the meaning set forth in section 3.1(b) of this Agreement.

“Company Shares” means the Company Ordinary Shares and the Company Preferred Shares listed on the Securityholder’s signature page hereto and any Company Ordinary Shares or Company Preferred Shares acquired beneficially or of record by the Securityholder subsequent to the date hereof, and includes all securities which may be converted into, exchanged for or otherwise changed into, including, for the avoidance of doubt, any Company Ordinary Shares issuable upon the conversion of Company Preferred Shares or other securities.

“Company Warrants” has the meaning set forth in the recitals of this Agreement.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

“Parties” means the Securityholder and SPAC, collectively, and “Party” means any one of them, as the context requires.

“Permitted Transferee” has the meaning set forth in section 4.1(a)(iii) of this Agreement.

“Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or other similar entity, whether or not a legal entity.

“Securityholder” has the meaning set forth in the introductory paragraph to this Agreement.

“SPAC” has the meaning set forth in the introductory paragraph to this Agreement.

“SPAC Shareholder” means collectively, the holders of SPAC Shares.

“SPAC Shares” means, collectively and after giving effect to the SPAC Warrant Conversion, the SPAC Ordinary Shares.

“Transfer” has the meaning set forth in section 4.1(a)(iii) of this Agreement.

1.2	Incorporation of Schedule

The Securityholder’s signature page to this Agreement forms an integral part of this Agreement for all purposes of it.

Article 2
REPRESENTATIONS AND WARRANTIES

2.1	Representations and Company Warranties of the Securityholder

The Securityholder represents and warrants to and in favour of SPAC as follows and acknowledges that SPAC is relying upon such representations and warranties in entering into this Agreement and the Business Combination Agreement:

(a)	The Securityholder, if not an individual, is a corporation, limited liability company or other applicable business entity duly organized, incorporated or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of formation or organization (as applicable). The Securityholder, if an individual, has the legal capacity to enter into and perform his or her obligations under this Agreement.

(b)	The Securityholder, if not an individual, has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. This Agreement has been duly authorized by all necessary corporate action on the part of the Securityholder. This Agreement has been duly and validly executed and delivered by the Securityholder and constitutes a legal, valid and binding agreement of the Securityholder (assuming that this Agreement has been duly authorized, executed and delivered by SPAC) enforceable against the Securityholder in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

(c)	The Securityholder is the sole holder of, record and beneficial owner of, or exercises control or direction over, and at the Effective Time and at all times between the date hereof and the Effective Time, the Securityholder will be the sole holder of, record and beneficial owner of, or exercise control or direction over, all the Company Securities set forth on the Securityholder’s signature page hereto, with good title thereto, free and clear of all Liens (other than transfer restrictions under this Agreement, the Governing Documents of the Company and applicable Securities Laws). Other than the Company Securities set forth on the Securityholder’s signature page hereto, the Securityholder does not own, beneficially or of record, and is not a party to or bound by any agreement or option, or right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase or acquisition by the Securityholder of, any additional securities, or any securities convertible or exchangeable into any additional securities, of the Company, except as may be required under the Governing Documents of the Securityholder.

(d)	Except as contemplated by the Business Combination Agreement or the Governing Documents of the Securityholder, no Person has any contractual right or privilege for the purchase or acquisition from the Securityholder of any of the Company Securities or for the right to vote any of the Company Securities.

(e)	There are no legal proceedings in progress or pending before any Governmental Entity or, to the knowledge of the Securityholder, threatened against the Securityholder that would adversely affect in any manner the ability of the Securityholder to enter into this Agreement and to perform its obligations hereunder in any material respect.

(f)	No consent, approval, order or authorization of, or designation, declaration or filing with, any Person is required on the part of the Securityholder with respect to the execution, delivery or performance of its obligations under this Agreement by the Securityholder, the performance by the Securityholder of its obligations under this Agreement and the completion of the transactions contemplated by this Agreement, other than those which are contemplated by the Business Combination Agreement, except for any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not adversely affect the ability of the Securityholder to perform, or otherwise comply with, any of its covenants, agreements or obligations hereunder in any material respect, or which have already been obtained in advance of the Securityholder’s entry into this Agreement.

(g)	None of the execution or delivery by the Securityholder of this Agreement, the performance by the Securityholder of its obligations hereunder or the consummation of the transactions contemplated hereby or pursuant to the Business Combination Agreement will, directly or indirectly (with or without due notice or lapse of time or both), (i) result in a violation or breach of any provision of the Governing Documents of the Securityholder, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which the Securityholder is a party, (iii) violate, or constitute a breach under, any Order or applicable Law to which the Securityholder or any of its properties or assets are subject or bound or (iv) result in the creation of any Lien upon the Company Securities of the Securityholder, except, in the case of any of clauses (ii) through (iv) above, as would not adversely affect the ability of the Securityholder to perform, or otherwise comply with, any of its covenants, agreements or obligations hereunder in any material respect.

2.2	Representations and Company Warranties of SPAC

SPAC represents and warrants to and in favour of the Securityholder as follows and acknowledges that the Securityholder is relying upon such representations and warranties in entering into this Agreement:

(a)	SPAC is an exempted company, corporation, limited liability company or other applicable business entity duly organized, incorporated or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of organization, incorporation or formation (as applicable).

(b)	SPAC has the requisite exempted company, corporate, limited liability company or other similar power and authority to execute and deliver each of this Agreement and the Business Combination Agreement, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. Each of this Agreement and the Business Combination Agreement has been duly authorized by all necessary exempted company, corporate, limited liability company or other similar action on the part of SPAC. Each of this Agreement and the Business Combination Agreement has been duly and validly executed and delivered by SPAC and constitutes a legal, valid and binding agreement of SPAC (assuming that this Agreement or the Business Combination Agreement, as applicable, has been duly authorized, executed and delivered by the other Persons party thereto), enforceable against SPAC in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

(c)	None of the execution and delivery by SPAC of this Agreement or the Business Combination Agreement, the performance of SPAC of its obligations hereunder and thereunder, or the consummation by SPAC of the transactions contemplated hereby and thereby will, directly or indirectly (with or without due notice or lapse of time or both), (i) result in a violation or breach of any provision of the Governing Documents of SPAC, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which SPAC is a party, (iii) violate, or constitute a breach under, any Order or applicable Law to which SPAC or any of its properties or assets are subject or bound or (iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) of SPAC, except in the case of any of clauses (ii) through (iv) above, as would not have a SPAC Material Adverse Effect.

Article 3
SECURITYHOLDER ACKNOWLEDGMENT AND CONSENT

3.1	Acknowledgment and Consent of the Securityholder

Until the termination of this Agreement in accordance with its terms, the Securityholder:

(a)	irrevocably and unconditionally consents to and approves the entering into and execution by the Company of the Business Combination Agreement and all Ancillary Documents (including the Agreement of Merger) to which the Company is or will be a party and the consummation of the transactions contemplated by the Business Combination Agreement (including the Merger); and

(b)	irrevocably and unconditionally consents to the details of this Agreement being set out in any notice of to be prepared in connection with any meeting of any of the securityholders of the Company at which the Securityholder is entitled to vote, including the Company Shareholder Meeting, the Company Warrant Holders Meeting, the Company Class A Holders Meeting, and the Company Class B Holders Meeting (each a “Company Securityholder Meeting”) and for the form of this Agreement to be filed with the SEC and any other Governmental Entity as it may be required, in connection with the Transactions.

Article 4
COVENANTS

4.1	Covenants of the Securityholder

(a)	The Securityholder hereby irrevocably and unconditionally covenants, undertakes and agrees, from time to time, until the earlier of (i) the Effective Time (as such term is defined under the Business Combination Agreement), and (ii) the termination of this Agreement in accordance with Section 5.1 hereof:

(i)	to cause to be counted as present for purposes of establishing quorum all the Company Securities, at each applicable Company Securityholder Meeting, or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval with respect to the Transactions contemplated by the Business Combination Agreement (including the Merger) is sought, or in any action by written consent of the securityholders of the Company, and to vote or cause to be voted (in person, by proxy, by action by written consent, as applicable, or as otherwise may be required under the articles of the Company) all the Company Securities, in favour of the approval, consent, ratification and adoption of the Company Transaction Proposals, the Company Warrant Termination Proposal, the Company Class A Preferred Conversion Proposal, the Company Class B Preferred Conversion Proposal, the Company Convertible Bond Conversion, the Agreement of Merger Proposal, the Surviving Entity Director Proposal and the Transactions contemplated by the Business Combination Agreement (including the Merger);

(ii)	to cause to be counted as present for purposes of establishing quorum all the Company Securities, at any meeting of any of the securityholders of the Company at which the Securityholder is entitled to vote, or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval, with respect to matters contemplated by clause (A) or clause (B) of this Section 4.1(a)(ii), is sought, or in any action by written consent of the securityholders of the Company, and to vote or cause to be voted (in person, by proxy or by action by written consent, as applicable, or as otherwise may be required under the articles of the Company) all the Company Securities, in opposition to: (A) any Company Acquisition Proposal; and (B) any other matter, action or proposal which would reasonably be expected to result in a breach of any representation, warranty, covenant or other obligation of the Company under the Business Combination Agreement if such breach requires securityholder approval and is communicated as being such a breach in a notice in writing delivered by SPAC to the Securityholder; provided that, in the case of either clause (A) or clause (B) of this Section 4.1(a)(ii), the Business Combination Agreement shall not have been amended or modified without the Securityholder’s written consent to decrease, or change the form of, the consideration payable to Company Securityholders;

(iii)	except as otherwise expressly contemplated by the Business Combination Agreement or with the prior written consent of SPAC (such consent to be given or withheld in its sole discretion, subject to such consent not to be unreasonably withheld or delayed), not to (A) Transfer any Company Securities, or any right or interest therein (without prejudice, however, to any Transfer of Company Shares by the Securityholder for the benefit of (a) any other holder of Company Shares or (b) any existing or future Affiliate of such other holder of Company Shares or (c) any Person Controlling such existing or future Affiliate of such other holder of Company Shares, that may be carried out without the the prior written consent of SPAC), (B) enter into (1) any option, warrant, purchase right, or other Contract that could (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)) require such Securityholder to Transfer any Company Securities, or any right or interest therein, or (2) any voting trust, proxy or other Contract with respect to the voting or Transfer of any Company Securities, or any right or interest therein, in a manner inconsistent with the covenants and obligations of this Agreement, or (C) enter into any Contract to take, or cause to be taken, any of the actions set forth in clauses (A) or (B); provided, however, that the foregoing shall not apply to any Transfer (1) to any Affiliate of such Securityholder; (2) in the case of an individual, by gift to a member of one of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an Affiliate of such individual; (3) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (4) in the case of an individual, pursuant to a qualified domestic relations order; or (5) by virtue of the Securityholder’s organizational documents upon liquidation or dissolution of the Securityholder (any transferee of the type set forth in clauses (1) through (5) a “Permitted Transferee”); provided, that the transferring Securityholder shall, and shall cause any Permitted Transferee, to enter into a written agreement in form and substance reasonably satisfactory to SPAC, agreeing to be bound by this Agreement (which will include, for the avoidance of doubt, all of the covenants, agreements and obligations of the transferring Securityholder hereunder and the making of all applicable representations and warranties of the transferring Securityholder set forth in Article 2 with respect to such transferee and his, her or its Company Securities, or any right or interest therein, received upon such Transfer, as applicable) prior and as a condition to the occurrence of such Transfer. For purposes of this Agreement, “Transfer” means any, direct or indirect, sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest or encumbrance in or disposition of an interest (whether with or without consideration, whether voluntarily or involuntarily or by operation of law or otherwise).

(iv)	not to exercise any dissent rights in respect of any transaction contemplated by the Business Combination Agreement;

(v)	to execute and deliver all related documentation and take such other actions in support of the transactions contemplated by the Business Combination Agreement as shall reasonably be requested by the Company or SPAC to consummate the Transactions (including the Merger);

(vi)	the Securityholder hereby revokes any and all previous proxies granted or voting instruction forms or other voting documents delivered that conflict, or are inconsistent, with the matters set forth in this Agreement;

(vii)	not take any other action of any kind, directly or indirectly, which would make any representation or warranty of the Securityholder set forth in this Agreement untrue or incorrect in any material respect or might reasonably be regarded, individually or in the aggregate, as likely to reduce the success of, or delay or interfere with, the completion of the Transactions contemplated by the Business Combination Agreement (including the Merger);

(viii)	the Securityholder shall be bound by and subject to Sections 5.3(a) (Confidentiality and Access to Information), 5.4(a) (Public Announcements) and 5.6(a) (Exclusive Dealing) of the Business Combination Agreement to the same extent that Sections 5.3(a) (Confidentiality and Access to Information), 5.4(a) (Public Announcements) and 5.6(a) (Exclusive Dealing) of the Business Combination Agreement apply to the Company, mutatis mutandis, as if the Securityholder is directly party thereto; provided that, notwithstanding anything in this Agreement to the contrary, any breach by the Company of its obligations under the Business Combination Agreement shall not be considered a breach of this Section 4.1(a)(viii).

(b)	If the Securityholder acquires or is issued any additional Company Securities following the date hereof, the Securityholder acknowledges that such additional Company Securities shall be deemed to be Company Securities for the purposes of this Agreement.

Article 5
GENERAL

5.1	Termination

This Agreement shall automatically terminate, without any notice or other action on the part of any Party, upon the earliest to occur of the following:

(a)	the Effective Time;

(b)	the date upon which the Parties agree in writing to terminate this Agreement;

(c)	the date of earlier termination of the Business Combination Agreement in accordance with its terms; and

(d)	the amendment or modification of the Business Combination Agreement without the Securityholder’s written consent to decrease, or change the form of, the consideration payable to Company Securityholders.

5.2	Fiduciary Duties

Notwithstanding anything in this Agreement to the contrary, (a) the Securityholder makes no agreement or understanding herein in any capacity other than in the Securityholder’s capacity as a record holder and/or beneficial owner of the Company Securities and not in such Securityholder’s capacity as a director, officer or employee of the Company and (b) nothing herein will be construed to limit or affect any action or inaction by the Securityholder or any representative of the Securityholder serving as a member of any Group Company Board or as an officer, employee or fiduciary of any Group Company, in each case, acting in such person’s capacity as a director, officer, employee or fiduciary of such Group Company.

5.3	Effect of Termination

If this Agreement is terminated pursuant to Section 5.1, this Agreement shall become void and of no force and effect and no Party will have any liability or further obligation to the other Party hereunder. Notwithstanding the foregoing or anything to the contrary in this Agreement, (i) the termination of this Agreement pursuant to Section 5.1(c) shall not affect any Liability on the part of any Party for a Willful Breach of any covenant or agreement set forth in this Agreement prior to such termination or Fraud, (ii)  Section 4.1(a)(viii) (solely to the extent that it relates to Section 5.3(a) (Confidentiality and Access to Information) of the Business Combination Agreement) and this Article 5 (to the extent related to any of the provisions that survive the termination of this Agreement and excluding Section 5.10 (solely to the extent that it relates to Section 8.1 (Non-Survival) of the Business Combination Agreement)) shall survive the termination of this Agreement and (iii) Section 4.1(a)(viii) (solely to the extent that it relates to Section 5.4(a) (Public Announcements) of the Business Combination Agreement) and Section 5.10 (solely to the extent that it relates to Section 8.1 (Non-Survival) of the Business Combination Agreement) shall each survive the termination of this Agreement pursuant to Section 5.1(a). For purposes of this Section 8, (x) “Willful Breach” means a material breach of this Agreement by a Party that is a consequence of an act undertaken or a failure to act by the breaching Party with the knowledge that the taking of such act or such failure to act would, or would reasonably be expected to, constitute or result in a breach of this Agreement and (y) “Fraud” means an act or omission by a Party, and requires: (a) a false or incorrect representation or warranty expressly set forth in this Agreement, (b) with actual knowledge (as opposed to constructive, imputed or implied knowledge) by the Party making such representation or warranty that such representation or warranty expressly set forth in this Agreement is false or incorrect, (c) an intention to deceive another Party, to induce him, her or it to enter into this Agreement, (d) another Party, in justifiable or reasonable reliance upon such false or incorrect representation or warranty expressly set forth in this Agreement, causing such Party to enter into this Agreement, and (e) another Party to suffer damage by reason of such reliance. For the avoidance of doubt, “Fraud” does not include any claim for equitable fraud, promissory fraud, unfair dealings fraud or any torts (including a claim for fraud or alleged fraud) based on negligence or recklessness.

5.4	Notices

All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by e-mail (having obtained electronic delivery confirmation thereof), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows:

(a)	if to SPAC:

c/o Genesis Growth Tech Acquisition Corp.
Bahnhofstrasse 3, 6052 Hergiswil
Nidwalden, Switzerland
Attention: Eyal Perez
E-mail: ep@genfunds.com

with a copy (which shall not constitute notice) to:

O’Melveny & Myers LLP
Two Embarcadero Center, 28th Floor
San Francisco, CA 94111
Attention: Noah Kornblith, Esq.
E-mail: nkornblith@omm.com

(b)	if to the Securityholder, at the address set forth on the Securityholder’s signature page hereto.

or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above. Any demand, notice or other communication given by personal delivery will be conclusively deemed to have been given on the day of actual delivery thereof and, if given by electronic communication, on the day of transmittal thereof if given during the normal business hours of the recipient and on the Business Day during which such normal business hours next occur if not given during such hours on any day.

5.5	Benefit of Agreement

This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

5.6	Non-Recourse

Except for claims pursuant to the Business Combination Agreement or any other Ancillary Document by any party(ies) thereto against any other party(ies) thereto on the terms and subject to the conditions therein, each Party agrees that (a) this Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and no claims of any nature whatsoever (whether in tort, contract or otherwise) arising under or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby shall be asserted against any Company Non-Party Affiliate or any SPAC Non-Party Affiliate (other than the Securityholders named as parties hereto), and (b) no Company Non-Party Affiliate or SPAC Non-Party Affiliate (other than the Securityholders named as parties hereto), shall have any Liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished in connection with this Agreement, the negotiation hereof or the transactions contemplated hereby.

5.7	Time

Time is of the essence of this Agreement. The mere lapse of time in the performance of the terms of this Agreement by any Party will have the effect of putting such Party in default.

5.8	Further Assurances

Subject to the provisions of this Agreement, the Parties will, from time to time, do all acts and things and execute and deliver all such further documents and instruments, as the other Parties may, reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

5.9	Incorporation by Reference

Sections 8.1 (Non-Survival), 8.2 (Entire Agreement; Assignment), 8.3 (Amendment), 8.5 (Governing Law), 8.7 (Constructions; Interpretation), 8.10 (Severability), 8.11 (Counterparts; Electronic Signatures), 8.14 (Extension; Waiver), 8.15 (Waiver of Jury Trial), 8.16 (Submission to Jurisdiction) and 8.17 (Remedies) of the Business Combination Agreement are incorporated herein and shall apply to this Agreement mutatis mutandis.

[The remainder of this page has been intentionally left blank.]

IN WITNESS OF WHICH the Parties have executed this Agreement.

SPAC:

Genesis Growth Tech Acquisition CORP.

By:
Name:	Eyal Perez
Title:	Chief Executive Officer

[Signature Page – Transaction Support Agreement]

IN WITNESS OF WHICH the Parties have executed this Agreement.

SECURITYHOLDER:

Name of Registered Securityholder:

By:
Name:
Title:

Company Securities:

[indicate the number of applicable Company Securities held]

____________ Company Ordinary Shares

____________ Company Preferred Shares

____________ Company Warrants

Address for Notice:

Address:

Telephone:
Email:
Facsimile:

[Signature Page – Transaction Support Agreement]